As filed with the securities and exchange commission on August 29, 2006

Registration No. 333-136028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway

Town & Country, Missouri, 63017

(314) 628-7000

(Address, including zip code, and telephone number, including area code of registrant’s principal executive office)

Jeffrey H. Von Deylen

1 SAVVIS Parkway

Town & Country, Missouri, 63017

(314) 628-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Christine M. Pallares, Esq.

Hogan & Hartson LLP

875 Third Avenue

New York, NY 10022

(212) 918-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER WE NOR THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED AUGUST 29, 2006.

PROSPECTUS

$300,000,000

SAVVIS, INC.

COMMON STOCK

We and some of our stockholders may, from time to time, sell shares of our common stock in one or more offerings. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of common stock that each selling stockholder will be selling. The shares may be sold by us or the selling stockholders to or through underwriters or dealers or through agents designated from time to time or directly to purchasers. The names of any underwriters, dealers or agents, as well as other specific information about the terms of an offering, including the identity of any selling stockholders, will be included in a prospectus supplement relating to that offering. We will not receive any of the proceeds from sales by the selling stockholders.

Shares of our common stock are quoted on the Nasdaq Capital Market under the symbol “SVVS.” On August 28, 2006, the last reported sale price of our common stock was $25.55 per share. You are urged to obtain current market quotations for our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our business and an investment in our common stock involve significant risks. These risks are described and incorporated by reference in this prospectus under the caption “ Risk Factors” on page 1 of this prospectus.

The date of this prospectus is                             , 2006.

i

R ISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which are incorporated by reference herein, as well as other information we include or incorporate by reference in this prospectus or any prospectus supplement and the additional information in the other reports we file with the Securities and Exchange Commission (“SEC”), which will also be incorporated by reference herein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or financial condition.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we and the selling stockholders may from time to time offer and sell shares of our common stock in one or more offerings for total proceeds of up to $300,000,000. This prospectus provides you with a general description of the shares we and the selling stockholders may offer hereunder. Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, including the identity of any selling stockholder. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We and the selling stockholders may sell shares to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any shares and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those shares.

You should rely only upon the information provided in this document or incorporated in this document by reference. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

Unless stated or the context otherwise requires, references in this prospectus to “SAVVIS,” “our company,” “we,” “us” and “our” refer to SAVVIS, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we file reports, proxy statements and other information with the SEC.

You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a free web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available to the public on our website at http://www.savvis.net.

This prospectus forms part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

•	our Annual Report on Form 10-K for the year ended December 31, 2005, filed on February 28, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, filed on May 5, 2006 and July 31, 2006, respectively;

•	our Current Reports on Form 8-K filed on March 15, 2006, March 20, 2006, March 29, 2006, April 3, 2006, May 11, 2006, May 16, 2006, June 2, 2006, June 7, 2006, July 5, 2006, July 7, 2006, July 18, 2006 and July 25, 2006; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 8, 2000.

In addition, all filings we make under the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus (other than, in each case, any information furnished in any such filings pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits) will also be incorporated by reference in this prospectus. However, if we file our Annual Report on Form 10-K for the year ending December 31, 2006, or any other fiscal year thereafter, prior to the sale of all the shares covered by this prospectus, then we will incorporate by reference in this prospectus only such Annual Report on Form 10-K and those documents subsequently filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to us in writing or by telephone at:

SAVVIS, Inc.

Attention: Investor Relations

12851 Worldgate Drive,

Herndon, Virginia 20170

(703) 667-6984

DESCRIPTION OF SAVVIS

We are a global information technology services company delivering integrated hosting, network, digital content services, industry solutions, security, and professional services to businesses around the world and to various segments of the U.S. federal government. Our unique solutions model combines advanced virtualization technology, a utility services approach, and automated software management and provisioning systems to deliver “instant” access to a suite of IT services that offer high availability, business agility and disruptive economics. Our solutions enable customers to focus on their core business while we ensure the performance of their IT infrastructure. We have over 5,000 customers across all industries with a particular emphasis in the financial services, media and entertainment, retail, and the U.S. federal government sectors.

SAVVIS operates an IT infrastructure that extends to 45 countries and includes:

•	25 Data Centers in the United States, Europe, and Asia with over 1.5 million square feet of space;

•	Private Managed Network with over 21,000 circuits around the world;

•	Content Delivery Network with approximately 410 server clusters located on over 120 networks in 29 countries;

•	Tier 1 OC-192 Internet Backbone with over 17,000 miles of fiber; and

•	Operations Support System (OSS) which provides automated provisioning, end-to-end management, and integration with commercial element management systems.

We combine this infrastructure with our operations expertise to deliver a broad portfolio of services. Our portfolio of services consists of:

Managed IP VPN includes private networks known as IP VPNs. This service is a fully managed, end-to-end service that includes all hardware, management systems, and operations to transport video and data applications. This service has built-in security, fully meshed connectivity, and the ability to assign individual service levels to different applications so each application receives the performance levels it requires and reduces unused capacity.

Hosting includes the facilities, networks, servers, storage, and operations to run business applications. Customers can take advantage of our flexible service model. This model allows customers to decide the right combination of our service for their applications from basic colocation to managed hosting to utility computing.

Digital Content Services provides a managed infrastructure tied to workflow applications that enhance the creation, production, and distribution of digital content and streaming media. These services help customers manage, share, store and distribute their digital content inside their organization and throughout supply chains outside of their organization.

Other Network Services includes Internet access and private line services to enterprises and wholesale carrier customers. These services can be purchased individually or in combination. The network portfolio emphasizes high performance and availability, end-to-end management and monitoring, security, fully-meshed connectivity between customer sites for improved reliability and efficiency, and cost effectiveness.

Our customers’ varied and individual needs often require that our portfolio of services be combined and integrated in order to best suit their needs. To address these needs, we also offer the following services:

Industry Solutions that integrate powerful applications with our global infrastructure to deliver services that enhance industry-specific workflows and improve enterprise productivity. Industry solutions support the financial services, media and entertainment and retail markets and the U.S. federal government. Cross-industry solutions for email and collaboration are also available.

Professional Services are provided through a group of industry experts and skilled practitioners that allow our customers to get the maximum value out of our company’s services. We offer assistance and consultation in security, web-based applications, business recovery, program management, infrastructure, and migration.

We were incorporated in Delaware in 1998. Our principal executive offices are located at 1 SAVVIS Parkway, Town & Country, MO 63017. Our telephone number is (314) 628-7000. Our website address is http://www.savvis.net. The information on our website is not incorporated by reference in and is not otherwise intended to be part of this prospectus. We have included our website address as an inactive textual reference only.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, or that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “plans,” “intends,” “anticipates,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other comparable words are intended to identify forward-looking statements.

These statements appear in a number of places in this prospectus and documents incorporated by reference in this prospectus and are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to risks, uncertainties and assumptions about SAVVIS, and its subsidiaries and businesses, and are not guarantees of performance. Many factors could affect our actual financial condition or results of operations and could cause actual results to differ materially form those in the forward-looking statements. Some important factors, in addition to those incorporated by reference in this prospectus under “Risk Factors,” that could affect the future results of SAVVIS and cause those results or other outcomes to differ materially from those expressed in the forward-looking statements include:

•	variability in pricing for our products,

•	highly competitive markets,

•	rapid evolution of technology,

•	variability in the availability and terms of financing,

•	uncertainties related to merger and acquisition activity,

•	volatility in securities markets,

•	changes in our operating environment, and

•	changes in regulatory environments.

Because the above factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by SAVVIS, you should not place undue reliance on any forward-looking statement. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update beyond that required by law any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the other documents filed by SAVVIS with the SEC.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the shares will be used for general corporate purposes. General corporate purposes may include capital expenditures, the repayment of debt, investments in our subsidiaries, working capital, repurchases of stock, or the financing of possible acquisitions or business opportunities. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with sales by them. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants.

DILUTION

If you invest in our common stock in an offering of shares by us, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock in an offering under this prospectus and the net tangible book value per share of our common stock after the offering. We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock held by certain of our stockholders. The common stock to be sold by the selling stockholders was acquired:

•	by certain of the selling stockholders in June 2006 upon exchange of shares of our Series A Convertible Preferred Stock, par value $0.01 per share, which was originally issued in various private placements in March, June and September of 2002;

•	by certain of the selling stockholders in December 2004 upon conversion of shares of our Series B Convertible Preferred Stock, par value $0.01 per share, which were issued upon exercise of warrants which were issued in February 2004 in connection with the financing of our acquisition of substantially all of the assets of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc., together with the assets of certain of their affiliates; and

•	by certain of the selling stockholders upon the exercise of performance warrants that were issued in 2002.

The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each of the selling stockholders before and after the offering;

•	the percentage of the common stock held by each of the selling stockholders before and after the offering; and

•	the number of shares of our common stock offered by each of the selling stockholders.

DESCRIPTION OF SAVVIS COMMON STOCK

The following description of our common stock, together with the additional information we include in any prospectus supplements (which may differ from the terms summarized below), summarizes the material terms and provisions of our common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws that are filed as exhibits to the reports incorporated by reference into the registration statement that includes this prospectus. Additionally, the General Corporation Law of Delaware, as amended (“DGCL”), may also affect the terms of our common stock.

Description of Common Stock

We have 1,500,000,000 shares of common stock, par value $0.01 per share, authorized under our certificate of incorporation. Each holder of record of common stock is entitled to one vote for each share on all matters properly submitted to the stockholders for their vote. Our certificate of incorporation does not allow cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all the directors then standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of our common stock are entitled to receive ratable dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock, except to the extent any such holders have such rights as set forth in that certain investor rights agreement, dated as of March 6, 2002, between us and certain holders of our common stock, as amended (the “Investor Rights Agreement”). The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of preferred stock that we may authorize and issue in the future. As of August 28, 2006, there were 51,156,838 shares of our common stock outstanding.

Description of Preferred Stock

Our certificate of incorporation authorizes our board of directors from time to time and without further stockholder action to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of preferred stock. There are no shares of preferred stock currently outstanding.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult.

Registration Rights

Generally. Certain of our existing stockholders, who collectively hold approximately 43.1 million shares of our common stock, are entitled to certain rights with respect to the registration of such shares under the Securities Act. All of these shares currently are tradable, subject to compliance with the volume and manner of sale provisions of Rule 144 under the Securities Act, and any shares so registered would become freely tradable without restriction under the Securities Act. Our existing stockholders could cause a large number of shares of our common stock to be publicly sold, which could cause the market price of shares of our common stock to decline significantly.

Demand Registration Rights. Under the terms of the Investor Rights Agreement and that certain amended and restated registration rights agreement, dated as of February 6, 2004, between us and certain holders of our common stock (the “Registration Rights Agreement”), certain holders of registrable securities under those agreements have the right, subject to certain limitations, to demand the registration of their shares of common stock.

Piggyback Rights. Subject to the exceptions and limitations set forth in the Investor Rights Agreement and the Registration Rights Agreement, the holders of registrable securities under those agreements have unlimited piggyback registration rights.

Delaware Law

We are subject to Section 203 of the DGCL, an anti-takeover provision. In general, the provision prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of that transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to our certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after the adoption of such amendment. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Certain Provisions of our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions:

Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction.

Right to Call Special Meetings. Our bylaws provide that special meetings of our stockholders may only be called by our board of directors or by the chairman or vice chairman of our board or by our president.

Indemnification. Our bylaws require us to indemnify our directors and officers to the fullest extent permitted by law. We currently maintain and intend to continue to maintain directors and officers liability insurance. In addition, our certificate of incorporation limits the personal liability of our board members for breaches by the directors of their fiduciary duties to the fullest extent permitted under Delaware law.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SVVS.”

Transfer Agent

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors; or

•	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of shares of our common stock, including:

•	the name or names of any agents or underwriters;

•	the name or names of, and number of shares of our common stock being sold by, any selling stockholder participating in this offering;

•	the purchase price of the shares being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares from us or the selling stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. If we or the selling stockholders use underwriters for a sale of shares of our common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we or the selling stockholders have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We or the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell shares of our common stock on a continuing basis.

We or the selling stockholders may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents.

In addition, any shares that qualify for sale by the selling stockholders pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us or the selling stockholders and any profit on their resale of the shares may be treated as underwriting discounts and commissions under that Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.

To the extent required under the Securities Act of 1933, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of that Act.

We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock, as well as the expenses of all commissions and discounts, if any, attributable to the sales of shares by us. The selling stockholders will bear all commissions and discounts attributable to the sales of shares by them.

In connection with an offering, an underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares, if any, from us or the selling stockholders in the offering. If the underwriters have an over-allotment option to purchase additional shares from us or the selling stockholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares of our common stock, the underwriters may bid for or purchase shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the shares to the extent that it discourages resale of the shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Hogan & Hartson LLP, New York, NY. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Current Report on Form 8-K filed July 25, 2006, for the year ended December 31, 2005, management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, and the financial statement schedule in Item 15(a), included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by us in connection with the offerings described in this Registration Statement:

Securities and Exchange Commission Registration Fee	$32,100
Printing Expenses	20,000	*
Accounting Fees and Expenses	80,000	*
Legal Fees and Expenses	100,000	*
Miscellaneous Expenses	20,000	*

Total Expenses	$252,100	*

*	Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper despite the adjudication of liability and in view of all the circumstances of the case. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

SAVVIS’ Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide for the indemnification of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. In addition, SAVVIS’ certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of its directors will be eliminated or limited to the fullest extent permitted by the amended Delaware Law. SAVVIS’ certificate of incorporation contains provisions that provide that no director of SAVVIS shall be liable for breach of fiduciary duty as a director, except for (1) any breach of the directors’ duty of loyalty to SAVVIS or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. The indemnification provided under SAVVIS’ bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. SAVVIS’s bylaws provide that the rights to indemnification and to be paid expenses in advance of any proceeding are not available for proceedings initiated by a director or officer against SAVVIS, unless our board of directors authorized the proceeding. SAVVIS has obtained customary insurance covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which SAVVIS is required to indemnify them, subject to certain exclusions.

ITEM 16. EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference in this Registration Statement.

Exhibit Index Number	Exhibit Description	Filed with the Form S-3	Form	Incorporated by Reference	Exhibit Number
				Filing Date with the SEC
1.1*	Form of Underwriting Agreement to be used in connection with any underwritten offering
4.1	Amended and Restated Certificate of Incorporation of the Registrant		S-1	November 12, 1999	3.1
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		S-1/A	January 31, 2000	3.2
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		10-Q	August 14, 2002	3.3
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		10-Q	August 13, 2004	3.4
4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		10-Q	August 5, 2005	3.5
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		8-K	June 7, 2006	3.1
4.7	Amended and Restated Bylaws of the Registrant		10-Q	May 15, 2003	3.4
4.8	Side Letter, dated May 16, 2001, between the Registrant and Moneyline Telerate Holdings, Inc, as assignee of Reuters Holdings Switzerland SA.		8-K	June 4, 2001	10.4
4.9	Investor Rights Agreement, dated as of March 6, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, Reuters Holdings Switzerland SA and the other Investors (as defined therein)		8-K	March 27, 2002	10.2
4.10	Amendment No. 1, dated June 28, 2002, to the Investor Rights Agreement, dated as of March 6, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, Reuters Holdings Switzerland SA and the Other Investors (as defined therein)		8-K	July 8, 2002	10.2
4.11	Amendment No. 2, dated May 10, 2006, to the Investor Rights Agreement, dated as of March 6, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, Reuters Holdings Switzerland SA and the Other Investors (as defined therein)		8-K	July 5, 2006	10.1
4.12	Board Letter, dated June 28, 2002, to Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund IV, L.P., and CVC II Partners, L.L.C. from registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., Welsh, Carson, Anderson & Stowe VI, L.P., and WCAS Management Corporation		8-K	July 8, 2002	10.4

Exhibit Index Number	Exhibit Description	Filed with the Form S-3	Form	Incorporated by Reference	Exhibit Number
				Filing Date with the SEC
4.13	Amended and Restated Registration Rights Agreement, dated as of February 6, 2004, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, the Constellation Entities and the Oak Hill Purchasers (as defined therein)		8-K	February 25, 2004	10.2
4.14	Form of Common Stock Certificate		S-1/A	January 31, 2000	4.1
4.15	Form of Series A Subordinated Note		8-K	February 25, 2004	4.12
5.1	Opinion of Hogan & Hartson LLP (previously filed)	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on Signature Page) (previously filed)	X

*	To be filed, if necessary, as an exhibit to an amendment or as an exhibit to a Form 8-K filed by the registrant and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of a registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Registrant pursuant to the provision described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, Missouri, on the 29th day of August, 2006.

SAVVIS, INC.

By:	/s/ Philip J. Koen
Philip J. Koen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Koen, Jonathan C. Crane and Jeffrey H. Von Deylen, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Philip J. Koen Philip J. Koen	Chief Executive Officer and Director (principal executive officer)	August 29, 2006

/s/ Jeffrey H. Von Deylen* Jeffrey H. Von Deylen	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	August 29, 2006

/s/ James E. Ousley* James E. Ousley	Chairman of the Board of Directors	August 29, 2006

/s/ John D. Clark* John D. Clark	Director	August 29, 2006

/s/ Jonathan C. Crane* Jonathan C. Crane	President and Director	August 29, 2006

Signature	Title	Date

/s/ Clyde A. Heintzelman* Clyde A. Heintzelman	Director	August 29, 2006

/s/ Thomas E. McInerney* Thomas E. McInerney	Director	August 29, 2006

/s/ James P. Pellow* James P. Pellow	Director	August 29, 2006

/s/ David A. Walsh* David A. Walsh	Director	August 29, 2006

/s/ Patrick J. Welsh* Patrick J. Welsh	Director	August 29, 2006

*By:	/s/ Philip J. Koen
Philip J. Koen Attorney-in-Fact

EXHIBIT INDEX

Exhibit Index Number	Exhibit Description	Filed with the Form S-3	Form	Incorporated by Reference	Exhibit Number
				Filing Date with the SEC
1.1*	Form of Underwriting Agreement to be used in connection with any underwritten offering
4.1	Amended and Restated Certificate of Incorporation of the Registrant		S-1	November 12, 1999	3.1
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		S-1/A	January 31, 2000	3.2
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		10-Q	August 14, 2002	3.3
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		10-Q	August 13, 2004	3.4
4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		10-Q	August 5, 2005	3.5
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant		8-K	June 7, 2006	3.1
4.7	Amended and Restated Bylaws of the Registrant		10-Q	May 15, 2003	3.4
4.8	Side Letter, dated May 16, 2001, between the Registrant and Moneyline Telerate Holdings, Inc, as assignee of Reuters Holdings Switzerland SA.		8-K	June 4, 2001	10.4
4.9	Investor Rights Agreement, dated as of March 6, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, Reuters Holdings Switzerland SA and the other Investors (as defined therein)		8-K	March 27, 2002	10.2
4.10	Amendment No. 1, dated June 28, 2002, to the Investor Rights Agreement, dated as of March 6, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, Reuters Holdings Switzerland SA and the Other Investors (as defined therein)		8-K	July 8, 2002	10.2
4.11	Amendment No. 2, dated May 10, 2006, to the Investor Rights Agreement, dated as of March 6, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, Reuters Holdings Switzerland SA and the Other Investors (as defined therein)		8-K	July 5, 2006	10.1
4.12	Board Letter, dated June 28, 2002, to Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund IV, L.P., and CVC II Partners, L.L.C. from registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., Welsh, Carson, Anderson & Stowe VI, L.P., and WCAS Management Corporation		8-K	July 8, 2002	10.4
4.13	Amended and Restated Registration Rights Agreement, dated as of February 6, 2004, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, the Constellation Entities and the Oak Hill Purchasers (as defined therein)		8-K	February 25, 2004	10.2

Exhibit Index Number	Exhibit Description	Filed with the Form S-3	Form	Incorporated by Reference	Exhibit Number
Filing Date with the SEC
and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, the Constellation Entities and the Oak Hill Purchasers (as defined therein)
4.14	Form of Common Stock Certificate		S-1/A	January 31, 2000	4.1
4.15	Form of Series A Subordinated Note		8-K	February 25, 2004	4.12
5.1	Opinion of Hogan & Hartson LLP (previously filed)	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on Signature Page) (previously filed)	X

*	To be filed, if necessary, as an exhibit to an amendment or as an exhibit to a Form 8-K filed by the registrant and incorporated herein by reference.